Exhibit 5.1

DLA Piper LLP (US) 414 Parklake Avenue, Suite 300 Raleigh, North Carolina 27612-2350 T 919.786.2000 F 919.786.2200 W www.dlapiper.com

June 18, 2014

Phillips Edison – ARC Shopping Center REIT Inc.

11501 Northlake Drive

Cincinnati, Ohio 45249

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We serve as counsel to Phillips Edison – ARC Shopping Center REIT Inc., a Maryland corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of the sale and issuance by the Company of up to 12,000,000 shares (the “Shares”) of common stock, $0.01 par value per share (the “Common Stock”), of the Company pursuant to the Company’s Amended and Restated Dividend Reinvestment Plan (the “Plan”), via the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) on June 18, 2014. This opinion (the “Opinion”) is being provided at your request in connection with the filing of the Registration Statement.

In connection with our representation of the Company, and as a basis for the opinions hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1.          The Registration Statement and the related form of prospectus included therein in the form in which it was transmitted to the Commission under the Act;

2.          The Company’s Third Articles of Amendment and Restatement, as amended (the “Charter”), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

3.          The Amended and Restated Bylaws of the Company, certified as of the date hereof by the Secretary of the Company;

Phillips Edison – ARC Shopping Center REIT Inc. June 18, 2014 Page 2

4.          Resolutions (the “Resolutions”) adopted by the Board of Directors of the Company, relating to the adoption of the Plan and the registration, sale and issuance of the Shares, certified as of the date hereof by an officer of the Company;

5.          The Plan;

6.          A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

7.          A certificate executed by Devin I. Murphy, Chief Financial Officer, Treasurer and Secretary of the Company, dated as of the date hereof; and

8.          Such other documents as we deemed relevant to the opinions hereinafter set forth.

In expressing the opinions set forth below, we have assumed the following:

1.          Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2.          Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3.          Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4.          All Documents submitted to us as originals are authentic. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to the Documents, or waiver of any provision of the Documents, by action or omission of the parties or otherwise.

5.          The form and content of all Documents submitted to us as drafts do not differ in any respect relevant to the opinions expressed herein from the form and content of the final versions of such Documents.

6.          The Shares will not be issued or transferred in violation of the restrictions on transfer and ownership contained in Article VI of the Charter. Upon any issuance of Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter.

Phillips Edison – ARC Shopping Center REIT Inc. June 18, 2014 Page 3

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.          The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2.          The Shares have been duly authorized and, upon delivery of the Shares in the manner contemplated by the Resolutions, the Plan, the Charter and the Registration Statement against payment of the consideration set forth therein, will be validly issued, fully paid and nonassessable.

The foregoing opinions are limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with the securities (or “blue sky”) laws of the State of Maryland. The opinions expressed herein are subject to the effect of judicial decisions that may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

We assume no obligation to supplement this Opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinions expressed herein after the date hereof.

This Opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement.

We hereby consent to the filing of this Opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein under the heading “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,

/s/ DLA Piper LLP (US)